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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 20, 2002, relating to the financial statements of Insignia Solutions plc which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
October 31, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS